As filed with the Securities and Exchange Commission on March 10, 2006

Registration No. 333-123861

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NUMBER 1

TO FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CRITICAL PATH, INC.

(Exact name of registrant as specified in its charter)

California	911788300
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2 Harrison Street, 2nd Floor

San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

CRITICAL PATH, INC.

Amended and Restated 1998 Stock Plan

Employee Stock Purchase Plan

(Full title of the Plans)

MICHAEL J. ZUKERMAN

Executive Vice President, General Counsel and Secretary

CRITICAL PATH, INC.

2 Harrison Street, 2nd Floor

San Francisco, California 94105

(Name and address of agent for service)

(415) 541-2500

(Telephone number, including area code, of agent for service)

EXPLANATORY STATEMENT

A total of 3,216,528 shares of common stock of Critical Path, Inc. (“Critical Path”) were registered in connection with the Critical Path, Inc. Employee Stock Purchase Plan (the “Stock Purchase Plan”) by five separate registration statements on Form S-8 as follows: (a) 600,000 shares were registered by a registration statement on Form S-8, File No. 333-87553, filed on September 22, 1999; (b) 469,372 were registered by a registration statement on Form S-8, File No. 333-40476, filed on June 29, 2000; (c) 741,348 shares were registered by a registration statement on Form S-8, File No. 333-63080; (d) 763,175 shares were registered by a registration statement on Form S-8, File No. 333-81776, filed on January 31, 2002; and (e) 642,633 shares were registered by a registration statement on Form S-8, File No. 333-123861, filed on April 5, 2005 (the “2005 Form S-8”).

On January 24, 2006, the Critical Path Board of Directors approved the termination of the Stock Purchase Plan.

Critical Path is filing this post-effective amendment to deregister 639,528 shares of Critical Path common stock that were registered under the 2005 Form S-8 and remain unsold under the Stock Purchase Plan. The number of shares registered on the 2005 Form S-8 in connection with the Critical Path Amended and Restated 1998 Stock Plan remain available and registered under the 2005 Form S-8.

Item 8. Exhibits

Exhibit Number	Exhibit
24	Power of Attorney. (Previously filed, see Form S-8 filed on April 5, 2005.)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 10th day of March, 2006.

CRITICAL PATH, INC.

By:	/s/ Mark J. Ferrer
Mark J. Ferrer
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark J. Ferrer Mark J. Ferrer	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 10, 2006

/s/ James Clark James Clark	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 10, 2006

* Edmond Ip Tak Chuen	Director	March 10, 2006

* Ross M. Dove	Director	March 10, 2006

* Frost R.R. Prioleau	Director	March 10, 2006

* Michael J. Shannahan	Director	March 10, 2006

* Tom Tinsley	Director	March 10, 2006

*By:	/s/ Michael J. Zukerman
Michael J. Zukerman As Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Exhibit
24	Power of Attorney. (Previously filed, see page II-3 of Form S-8 filed on April 5, 2005.)

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